                                                                                                                                                        Exhibit 99.1
(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of April 29, 2008

BARCLAYS BANK PLC	and	CATERPILLAR FINANCIAL ASSET TRUST 2008-A
have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.           Interpretation

(a)           Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)           Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)           Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.           Obligations

(a)           General Conditions.

(i)       Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)       Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)            Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)
Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)           Netting. If on any date amounts would otherwise be payable:—

(i)       in the same currency; and

(ii)       in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been  payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)           Deduction or Withholding for Tax.

(i)       Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:—

(1)        promptly notify the other party ("Y") of such requirement;

(2)        pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)        promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)        if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)          the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)          the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)       Liability. If:—

(1)        X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)        X does not so deduct or withhold; and

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(3)        a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)           Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.           Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)           Basic Representations.

(i)       Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)       Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)           No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)           Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)       Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)           Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)           Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its  obligations under this Agreement or such Credit Support Document.

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(d)           Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)           Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)           Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.           Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)           Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)       any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)       any other documents specified in the Schedule or any Confirmation; and

(iii)           upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding  at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of  such demand),with any such form or document to be accurate and completed in a manner  reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)           Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)           Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)           Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)           Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

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5.           Events of Default and Termination Events

(a)           Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:—

(i)       Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)       Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)           Credit Support Default.

(1)        Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)        the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement(in either case other than in accordance with its terms) prior to the satisfaction  of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)        the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)           Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)       Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)           Cross Default.  If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

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(vii)           Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days  of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)           Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)        the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)        the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)           Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)       Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)        to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)        to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

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(ii)       Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)           Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)           Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the  creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)       Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)           Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.           Early Termination

(a)           Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days’ notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)           Right to Terminate Following Termination Event.

(i)       Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)       Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require  such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

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If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)           Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)           Right to Terminate. If:—

(1)        a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)        an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)           Effect of Designation.

(i)       If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)       Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)           Calculations.

(i)       Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)       Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

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(e)           Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)       Events of Default. If the Early Termination Date results from an Event of Default:—

(1)        First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)        First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)        Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)        Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)       Termination Events. If the Early Termination Date results from a Termination Event:—

(1)        One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)        Two Affected Parties. If there are two Affected Parties:—

(A)          if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)          if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

9

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)           Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)           Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.           Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)           a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)           a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.           Contractual Currency

(a)           Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the  "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in this Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)           Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual  Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

10

(c)           Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)           Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.           Miscellaneous

(a)           Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)           Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)           Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)           Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)           Counterparts and Confirmations.

(i)       This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)       The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)           No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)           Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.           Offices; Multibranch Parties

(a)           If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)           Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)           If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

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11.           Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.           Notices

(a)           Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)       if in writing and delivered in person or by courier, on the date it is delivered;

(ii)       if sent by telex, on the date the recipient’s answerback is received;

(iii)           if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)           if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)       if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)           Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.           Governing Law and Jurisdiction

(a)           Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)           Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:—

(i)       submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)       waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)           Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

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(d)           Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.           Definitions

As used in this Agreement:—

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:—

(a)       in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)       in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)       in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)       in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

14

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party’s head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this agreement is located, (c) in which the party executes this agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:—

(a)       the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)       such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

15

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or  evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

[SIGNATURE PAGE FOLLOWS]

ISDA® 1992

16

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BARCLAYS BANK PLC	CATERPILLAR FINANCIAL ASSET TRUST 2008-A, by BNYM (Delaware), not in its individual capacity but solely as Owner Trustee

By: /s/ Leelee Panno	By: /s/ Kristine K. Gullo
Name: Leelee Panno Title: Date: April 29, 2008	Name: Kristine K. Gullo Title: Vice President Date: April 29, 2008

[Signature Page to ISDA Master]

Execution Version

SCHEDULE
to the
ISDA MASTER AGREEMENT
(1992 – Multicurrency—Cross Border)

dated as of April 29, 2008

between

BARCLAYS BANK PLC,
a Public Limited Company organized under the laws of the England and Wales
(“Party A”)

And

CATERPILLAR FINANCIAL ASSET TRUST 2008-A,
a Delaware Statutory Trust
(“Party B”)

1.	Termination Provisions.

a.	“Specified Entity” means in relation to Party A for the purpose of:

           Section 5(a)(v),                                           Not applicable.
           Section 5(a)(vi),                                Not applicable.
           Section 5(a)(vii),                                Not applicable.
           Section 5(b)(iv),                                Not applicable.

           in relation to Party B for the purpose of:

           Section 5(a)(v),                                           Not applicable.
           Section 5(a)(vi),                                Not applicable.
           Section 5(a)(vii),                                Not applicable.
           Section 5(b)(iv),                                Not applicable.

b.	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.

c.
The “Breach of Agreement” provisions of Section 5(a)(ii), the “Misrepresentation” provisions of Section 5(a)(iv) and the “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party B.

d.
The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Party B except that Section 5(a)(iii)(1) will apply in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex and will apply to Party A; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody’s Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days or (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days.

(e)           The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party B and will apply toParty A with a Threshold Amount equal to 3 percent of Party A's shareholders' equity.

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

(f)           “Bankruptcy”

Section 5(a)(vii)(2),(7) and (9) will not apply to Party B.

Section 5(a)(vii)(4) will not apply to Party B to the extent any such proceeding or petition was instituted or presented by Party A or any of its Affiliates.

Section 5(a)(vii)(6) will not apply to Party B to the extent that it refers to (i) any such appointment effected pursuant to the Basic Documents or (ii) any appointment to which Party B has not become subject.

Section 5(a)(vii)(8) will not apply to Party B to the extent that it relates to clauses of Section 5(a)(vii) that are not applicable to Party B per this Agreement.

(g)           “Tax Event and Tax Event Upon Merger”

Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” are hereby deleted.

Section 5(b)(iii) will apply, provided that Party A will not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

Section 6(b)(ii) will apply, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” are hereby deleted.

(h)           The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A orto Party B.

(i)           The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or toParty B.

(j)           Payments on Early Termination; General.  Subject to Part 1(k) below, for the purpose ofSection 6(e):

i.	Market Quotation will apply.

ii.	The Second Method will apply.

(k)
Payments on Early Termination Due to Certain Events.  Notwithstanding Section 6, so long as (A) an Additional Termination Event occurs pursuant to Part 1(m)(iv), (v), (vi) or (vii), or (B) Party A is the Affected Party in respect of a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default, paragraphs (i) to (iv) below will apply:

(i)           The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(ii)           The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)           if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)           if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Eligible Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)           if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Eligible Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iii)           If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(iv)           If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I).”

(l)           “Termination Currency” means United States Dollars.

(m)           Additional Termination Events.  Each of the following will constitute an AdditionalTermination Event pursuant to Section 5(b)(v):

(i)
Any acceleration of the Notes pursuant to Section 5.02 of the Indenture (provided such acceleration has not been rescinded pursuant to Section 5.02 of the Indenture) and commencement of the liquidation of the Trust Estate, with Party B as the sole Affected Party;

(ii)	Failure of Party B to comply with the requirements of Part 5(i), with Party B as the sole Affected Party;

(iii)	[Reserved]

(iv)	Moody's First Rating Triggers. Failure of Party A to comply with the requirements of Part 5(o)(ii), with Party A as the sole Affected Party;

(v)           Moody's Second Rating Triggers.

(A)  Failure of Party A to comply with the requirements of Part 5(o)(iv), with Party A as the sole Affected Party;

(B) (1) The Moody's Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply and (2)(a) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(p)(ii) below or (b) at least one entity meeting at least the Moody's Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement, with Party A as the sole Affected Party;

(vi)	S&P Downgrade of Party A. Failure of Party A to comply with the requirements of Part 5(t), with Party A as the sole Affected Party.

(vii)
Regulation AB Financial Disclosure.  Failure of Party A to comply with or perform any agreement or undertaking to be complied with or performed by Party A under Part 5(u) of this Agreement, with Party A as the sole Affected Party.

2.	Tax Representations.

a.	Payer Tax Representations. For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

b.	Payee Tax Representations. For the purpose of Section 3(f):

i.	Party A makes the following representations:

(1)	with respect to payments received by Party A which are effectively connected to the United States:

a.	Each such payment received or to be received by Party A in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

(2)	with respect to payments received by Party A which are not effectively connected to the United States:

a.	it is a “non-U.S. branch of a foreign person” as that term is used in United States Treasury Regulation Section 1.1441-4(a)(3)(ii); and

b.
it is fully eligible for the benefits of the “Business Profits”, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a Permanent Establishment (as defined in the Specified Treaty) in the United States.

(3)	it is a public limited company organized under the laws of England and Wales and is treated as a corporation for United States federal income tax purposes.

“Specified Treaty” means, with respect to Party A, the income tax treaty between the United States and the United Kingdom.

ii.	Party B makes the following representations: It is a Delaware statutory trust organized or formed under the laws of the State of Delaware.

c.
Tax Reporting. For the purpose of Section 3(f) of this Agreement, Party B may elect to report each payment received or to be received by Party A in respect of each Transaction, for purposes of information reporting under Sections 1.1461-1(c)(2)(i)(J) and (ii)(F) of the United States Treasury Regulations, as effectively connected with Party A's conduct of a trade or business in the U.S.

3.	Agreement to Deliver Documents.

a.	For purposes of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A
Both of (i) an executed and completed United States Internal Revenue Service form W-8BEN, or any successor form, claiming a complete exemption from withholding under the Specified Treaty and (ii) an executed and completed United States Internal Revenue Service form W-8ECI, or any successor form; additionally (iii) any other form or document that may be reasonably requested, and that Party A is eligible to provide, in order to allow the requesting party to make a payment without (or with reduced) withholding Tax.

In each case, (i) upon execution of the Agreement, (ii) promptly after the earlier of (A) reasonable demand by Party B and (B) learning that such form or document is required, and (iii) prior to the expiration or obsolescence of any previously delivered form.

Party B	An executed and completed U.S. Internal Revenue Service Form W-9 (or any successor form thereto).	(i) Upon execution of this Agreement, (ii) thereafter promptly upon reasonable demand by Party A and (iii) prior to the expiration or obsolescence of any previously delivered form.

b.	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Certificate or other documents evidencing the authority of the party entering into this Agreement or a Confirmation, as the case may be, including copies of any board resolutions and appropriate certificates of incumbency as to the officers executing such documents.

		At or promptly following the execution of this Agreement.	Yes
Party A and Party B	Opinions of counsel re: corporate matters and enforceability of this Agreement in form and substance acceptable to the other party.	At or promptly following the execution of this Agreement.	No
Party B	Monthly Servicer Reports.	As required pursuant to Section 5.06 of the Sale and Servicing Agreement.	No

4.	Miscellaneous

a.	Addresses for Notices:

For the purpose of Section 12(a), notices will be delivered to the address or facsimile number specified in the Confirmation of such Transaction.

                 (1)  TO PARTY A:

Address for notices or communications to Party A in respect of Section 5(a)(i) shall be sent to:

Barclays Bank plc
5 The North Colonnade
Canary Wharf  London E14 4BB
Facsimile:                      44(20) 777 36461
Phone:                                44(20) 777 36810

                           (2)                  TO PARTY B:

Caterpillar Financial Asset Trust 2008-A
c/o BNYM (Delaware)
100 White Clay Center, Route 273
Newark, Delaware 19711
Attention: Corporate Trust Administration
Facsimile No.:                                302-453-4400
Telephone No.:                                302-283-8905

With a copy to:
Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001
Attention: Caterpillar Financial Asset Trust 2008-A
Facsimile No.:                                615-341-8596
Telephone No.:                                615-341-3204

b.	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent:	Not applicable.
Party B appoints as its Process Agent:                                                                Not applicable.

c.	Offices. The provisions of Section 10(a) will apply.

d.	Multibranch Party. For the purpose of Section 10:

i.	Party A is a Multibranch Party and may act through its London and New York offices.
ii.	Party B is not a Multibranch Party.

e.	Calculation Agent. The Calculation Agent is the Indenture Trustee (as defined in the Indenture).

f.
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of laws doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

g.
Single Agreement. Section 1(c) will be amended by the addition of the words “, the credit support annex entered into between Party A and Party B in relation to this Master Agreement” after the words “Master Agreement”.

h.	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to all Transactions under this Agreement.

i.	“Affiliate” will have the meaning specified in Section 14; provided that Party B shall be deemed to have no Affiliates.

j.
Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, its right to have a jury trial in respect to any proceedings related to this Agreement.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

k.
The definition of “Local Business Day” in Section 14 will be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

5.	Other Provisions.

a.
Non-Reliance.  In connection with the negotiation of, the entering into, and the execution of this Master Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Master Agreement to which it is a party or that is required by this Master Agreement to deliver, each of Party A and Party B represents and agrees that:

i.
it is not relying (for the purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this Master Agreement, such Credit Support Document, each Transaction or such other documentation other than the representations expressly set forth in this Master Agreement, such Credit Support Document and in any Confirmation;

ii.
it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Master Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to this Master Agreement, such Credit Support Document, each Transaction or such other documentation;

iii.
it has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Master Agreement, such Credit Support Document, each Transaction and such other documentation and is capable of assuming and willing to, and will, assume (financially and otherwise) those risks;

iv.	it is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000;

v.
it is entering into this Master Agreement, such Credit Support Document, each Transaction and such other documentation for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business;

vi.
it is entering into this Master Agreement, such Credit Support Document, each Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

vii.
the other party to this Master Agreement, such Credit Support Document, each Transaction and such other documentation (a) is not acting as a fiduciary or financial, investment or commodity trading advisor for it, (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Master Agreement, such Credit Support Document, each Transaction or such other documentation, and (c) has not committed to unwind the Transactions.

b.	Tax

i.
Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

ii.	[Reserved]

iii.
Section 2(d)(i)(4) of this Agreement shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

c.	Additional Representation by Party A. Section 3 is amended by adding the following additional representation by Party A only:

“(h)           Pari Passu.  Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.”

d.
No Petition.  Party A covenants and agrees that prior to the date that is one year and one day (or, if later, the expiration of all applicable preference periods under the United States Bankruptcy Code or other applicable law) after the payment in full of all Notes, and all distributions to all Holders and all Securities, it will not institute against, or join with any other Person in instituting against, Party B or Caterpillar Financial Funding Corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under United States federal or state bankruptcy or similar law in connection with any obligations under this Agreement; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.  The provisions of this paragraph will survive the termination of this Agreement.

e.	Limited Recourse; Subordination.

Notwithstanding anything to the contrary contained in this Agreement, the obligations of Party B under this Agreement and any Transaction hereunder are solely the obligations of Party B and will be payable solely to the extent of funds received by and available to Party B in accordance with the priority of payment provisions under the Sale and Servicing Agreement and the Indenture and on the Distribution Dates specified therein.  Party A acknowledges that Party B has pledged its assets constituting the Collateral to the Indenture Trustee.  Upon exhaustion of the assets of Party B and the proceeds thereof in accordance with the Sale and Servicing Agreement and the Indenture, Party A will not be entitled to take any further steps against Party B to recover any sums due but unpaid hereunder or thereunder, all claims in respect of which will be extinguished.  No recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B arising out of or based upon this Agreement or any Transaction against any holder of a beneficial interest, employee, officer or Affiliate of Party B and, except as specifically provided in this Agreement, no recourse may be taken or the payment of any amount owing in respect of any obligation of, or claim against, Party B based on or arising out of this Agreement or against Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation or any stockholder, holder of a beneficial interest, employee, officer, director, incorporator or Affiliate of such person; provided, however, that the foregoing will not relieve any such person or entity from any liability they might otherwise have as a result of their gross negligence or willful misconduct.

f.
Party B Pledge.  Notwithstanding Section 7 to the contrary, Party A acknowledges that (i) Party B will pledge its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparties pursuant to the Indenture and agrees to such pledge and (ii) Party A (as a Secured Party under the Indenture) has no voting rights in connection with any action to be taken on behalf of the Secured Parties. The Indenture Trustee will not be deemed to be a party to this Agreement, provided, however, the Indenture Trustee, acting on behalf of the holders of the  Notes, will have the right to enforce this Agreement against Party A.  Party A will be entitled to rely on any notice or communication from the Indenture Trustee to that effect.  Party A acknowledges that Party B will pledge substantially all its assets to the Indenture Trustee for the benefit of the Noteholders and Party A and that all payments hereunder, including payments on early termination, will be made in accordance with the priority of payment provisions of the Sale and Servicing Agreement and the Indenture and on the Distribution Dates specified therein.

g.
Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, will be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

h.
Recording of Conversations.  Each party (i) consents to the recording of the telephone conversations of the trading and marketing personnel of the parties in connection with this Agreement and any potential or actual Transaction and (ii) agrees to obtain any necessary consent of, and to give notice of such recording to, its personnel.

i.
Consent by Party A to Amendments to Certain Documents.  Before any amendment, modification or supplement is made to the Basic Documents that (i) would materially adversely affect any of Party A's rights or obligations under the Basic Documents, this Agreement or any Transaction or (ii) modify the obligations or impair the ability of Party B to fully perform any of Party B's obligations under the Basic Documents, this Agreement or any Transaction in such a way that materially adversely affects any of Party A's rights or obligations under this Agreement or any Transaction, Party B will provide Party A with a copy of the proposed amendment, modification or supplement and will obtain the consent of Party A prior to its adoption (but only to the extent Party A's consent is required pursuant to the Basic Documents with respect to such amendment, modification or supplement), which consent will not be unreasonably withheld or conditioned, provided that Party A's consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent.

j.	No Set-off.

(i)	All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 or Part 1(k)(ix).

(ii)
Section 6(e) will be amended by the deletion of the following sentence; “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

k.
Limitation of Liability of Owner Trustee.  Notwithstanding anything contained in this Agreement to the contrary, this instrument (and any Confirmation pursuant to this instrument) has been or will be signed on behalf of Party B by BNYM (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of Party B and in no event will BNYM (Delaware) in its individual capacity or any beneficial owner of Party B have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder or under any such Confirmation, as to all of which recourse will be had solely to the assets of Party B.  For all purposes of this Agreement and any Confirmation, in the performance of any duties or obligations of Party B under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement; provided, however, that the foregoing will not relieve the Owner Trustee from any liability it might otherwise have under the Trust Agreement as a result of its gross negligence or willful misconduct.

l.
Definitions.  Unless otherwise specified in this Schedule or in a Confirmation, this Agreement and the relevant Transaction between the parties are subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc., and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof.  The provisions of the Definitions are incorporated by reference in and will be deemed a part of this Agreement, except that references in the Definitions to a “Swap Transaction” will be deemed references to a “Transaction” for purposes of this Agreement.  In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail.  In the event of any inconsistency between the provision of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

For the purpose of this Agreement:

“Credit Support Annex” means any credit support annex entered into between Party A and Party B relating to this Agreement, as amended, supplemented or otherwise modified from time to time.

“Credit Support Document” means the Credit Support Annex and any Eligible Guarantee for Party A.

“Credit Support Provider” means in relation to Party A, (1) Party A in its capacity as a party to the Credit Support Annex and (2) the guarantor under any Eligible Guarantee, and in relation to Party B, Party B in its capacity as a party to the Credit Support Annex.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means a Financial Institution (i)(A) having the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings, and (ii)(A) having the S&P's First Rating Thresholds and/or the S&P's Second Rating Thresholds or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the S&P's First Rating Thresholds and/or the S&P's Second Rating Thresholds.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Moody's Short-term Rating” means a rating assigned by Moody's under its short-term rating scale in respect of an entity's short-term, unsecured and unsubordinated debt obligations

“Notes” means the Class A2-b Note as defined in the Indenture.

“Rating Agency” means Moody’s and S&P, for so long as such entity maintains a rating on the Notes.

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to its rating business.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of April 1, 2008, among Party B, Caterpillar Financial Funding Corporation, as Depositor and Caterpillar Financial Services Corporation, as Servicer.

m.
Additional Defined Terms. Capitalized terms used but not defined in this Agreement (including this Schedule) or any Confirmation are defined in the “Basic Documents” (as such term is defined in the indenture, dated as of April 1, 2008 (the “Indenture”), between Party B and U.S. Bank National Association, as indenture trustee.

n.	[Reserved]

o.	Downgrade or Withdrawal of Party A's Rating by Moody's.

(i)           An entity shall have the “Moody's First Trigger Required Ratings” (A) where such entity is the subject of a Moody's Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody's and (B) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody's.

(ii)           The “Moody's First Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody's First Trigger Required Ratings.  Within 30 Local Business Days after the Moody's First Rating Trigger Requirements apply, Party A will, at its own cost, (A) procure an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor meeting the Moody's First Trigger Required Ratings, (B) effect a transfer in accordance with Part 5(p)(ii) below or (C) post collateral in the amount and manner as set forth in the Credit Support Annex.

(iii)           An entity shall have the “Moody's Second Trigger Required Ratings” (A) where such entity is the subject of a Moody's Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody's and (B) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody's.

(iv)           The “Moody's Second Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody's Second Trigger Required Ratings.  Within 30 Local Business Days after the Moody's Second Rating Trigger Requirements apply, Party A will post collateral in the amount and manner as set forth in the Credit Support Annex.  Party A will also, at its own cost, use commercially reasonable efforts to, as soon as reasonably practicable, procure either (A) an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor meeting at least the Moody's Second Trigger Required Ratings or (B) a transfer in accordance with Part 5(p)(ii) below.

p.	Transfers

(i)           [Reserved]

(ii)           Subject to Part 5(r) hereof, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement, provided, that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A's rights and obligations under this Agreement. Following such transfer, all references to Party A shall be deemed to be references to the Transferee; provided, further, that any transferee of Party A's obligations under this Agreement shall become a party to this Agreement and pursuant to documentation that is not less favorable to Party B than this Agreement, as determined in by the Administrator.

(iii)           If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A's cost) at Party A's written request, take any reasonable steps required to be taken by it to effect such transfer.

q.
Party B Agent.  Party A acknowledges that Party B has appointed the Administrator as its agent under the Administration Agreement to carry out certain functions on behalf of Party B, and that the Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

r.
Approval of Amendments, Transfers or Assignment.  Notwithstanding any other provisions of this Agreement, no amendments to this Agreement will be effected, nor may the rights and obligations of Party A be transferred or assigned, without the prior written confirmation of each Rating Agency that such amendment, transfer or assignment will not cause such Rating Agency to reduce or withdraw its then current rating on any of the Notes.

s.	[Reserved]

t.	Downgrade or Withdrawal of Party A's Rating by S&P.

(i)           S&P's First Rating Trigger.  If no Relevant Entity (provided that such Relevant Entity is a Financial Institution) has a short term unsecured debt rating of “A-1” or better by S&P or, if no Relevant Entity (provided that such Relevant Entity is a Financial Institution) has a short term unsecured debt rating by S&P, a long term unsecured debt rating of “A+” or better by S&P (such rating thresholds, the “S&P First Rating Thresholds” and such failure to satisfy the S&P First Rating Threshold, the “S&P First Rating Trigger”) and the S&P Second Rating Trigger has not occurred, then within 10 Local Business Days of such failure (or on the date of this Agreement, if no Relevant Entity has the S&P First Rating Thresholds as of the date of this Agreement), Party A will, at its own cost, post collateral in the amount and manner as set forth in the Credit Support Annex.  At any time following a S&P First Rating Trigger, Party A may (A) procure an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the S&P First Rating Thresholds and which procurement will not be effective without the prior written confirmation of S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) transfer its obligations to a Financial Institution that satisfies the S&P First Rating Threshold in accordance with Part 5(p)(ii) above.

(ii)           S&P's Second Rating Trigger.  (A) If no Relevant Entity (provided that such Relevant Entity is a Financial Institution) has a short term unsecured debt rating of “A-2” or better by S&P or, if no Relevant Entity (provided that such Relevant Entity is a Financial Institution) has a short term unsecured debt rating by S&P, a long term unsecured debt rating of “BBB+” or better by S&P (such rating thresholds with respect to any Relevant Entity that is a Financial Institution, the “S&P Second Rating Thresholds” and such failure to satisfy the S&P Second Rating Threshold, the “S&P Second Rating Trigger”) or (B) if no Relevant Entity (provided that such Relevant Entity is not a Financial Institution) has a short term unsecured debt rating of “A-1” or better by S&P or, if no Relevant Entity (provided that such Relevant Entity is not a Financial Institution) has a short term unsecured debt rating by S&P, a long term unsecured debt rating of “A+” or better by S&P (such rating thresholds with respect to any Relevant Entity that is not a Financial Institution, the “S&P Second Rating Thresholds” and such failure to satisfy the S&P Second Rating Threshold, the “S&P Second Rating Trigger”), then within 10 Local Business Days of such failure, Party A will, at its own cost, post additional collateral in the amount and manner as set forth in the Credit Support Annex.  Party A will also, at its own cost, within 60 calendar days of such failure, use commercially reasonable efforts to procure either (A) an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the S&P First Rating Thresholds and which procurement will not be effective without the prior written confirmation of  S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) transfer its obligations to a Financial Institution that satisfies the S&P First Rating Threshold in accordance with Part 5(p)(ii) above.

(u)	Regulation AB Financial Disclosure.

Subject to the last two paragraphs of this Part 5 (u), so long as Party B, Caterpillar Financial Funding Corporation (the “Depositor”) or any of such parties' Affiliates (collectively, “Caterpillar”) shall file reports in respect of the Notes with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Party A agrees to Deliver within ten (10) calendar days of receipt of a written request therefor by Party B or the Depositor, such information relating to Party A as may be necessary to enable Caterpillar to comply with any SEC disclosure requirements, including without limitation information concerning Party A required by Items 1115 of Regulation AB and Forms 8-K, 10-D and 10-K. To the extent necessary to comply with Regulation AB, Party A shall obtain any necessary auditor's consents related to any financial statements of Party A required to be incorporated by reference into any report filed by Caterpillar with the SEC and promptly to forward to the Depositor any such auditor consents obtained. The information provided, or authorized to be incorporated by reference, by Party A pursuant to this Part 5(u) is referred to as the “Additional Information.”

For the purpose of this Part 5(u):

“Deliver” includes actual delivery or transmission of information in an EDGAR-compatible format or, in the case of any financial information required to be delivered pursuant to Item 1115 of Regulation AB and Forms 8-K, 10-D and 10-K, making such financial information available in an EDGAR-compatible format for incorporation by reference to the extent permitted by Regulation AB, together with actual delivery of all necessary auditor's consents.

“EDGAR” means the SEC's Electronic Data Gathering, Analysis and Retrieval system.

“Prospectus” means, collectively, the Preliminary Prospectus Supplement dated April 22, 2008 related to the issuance by Party B of the Notes and the Prospectus Supplement dated April 22, 2008 related to the issuance by Party B of the Notes.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “aggregate significance percentage” of this Agreement for any class of the Notes is 8% or more, Party A shall within five (5) Local Business Days following receipt of request therefor provide the Additional Information required under Item 1115(b)(1) of Regulation AB for Party A. If Party A is unable to provide such information, Party A shall within five (5) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, either (i) post Eligible Collateral, in form, substance and amount satisfactory to the Depositor, in an amount sufficient to reduce the aggregate significance percentage to 7% or (ii) transfer its obligations to a Financial Institution in accordance with Part 5(p)(ii) and Part 5(r) above to replace Party A as party to this Agreement and which such entity has agreed to Deliver any information, report, certification or accountants' consent when and as required under this Part 5(u) hereof.

If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “aggregate significance percentage” of this Agreement for any class of the Notes is 18% or more, Party A shall within five (5) Local Business Days following receipt of request therefor provide the Additional Information required under Item 1115(b)(2) of Regulation AB for Party A.  If Party A is unable to provide such information, Party A shall within five (5) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, transfer its obligations to a Financial Institution in accordance with Part 5(p)(ii) and Part 5(r) above to replace Party A as party to this Agreement and which such entity has agreed to Deliver any information, report, certification or accountants' consent when and as required under this Part 5(u) hereof.

Party A represents and warrants that the statements appearing under the heading the caption “Description of the Notes - The Swap Counterparty” in the Prospectus (collectively, “Prospectus Information”) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Party A shall indemnify and hold harmless Caterpillar and each of Caterpillar's directors, officers and any person controlling Caterpillar within the meaning of the Securities Act of 1933, as amended (collectively, each, an “indemnified party”), from and against any and all losses, claims, damages and liabilities (including reasonable legal fees and expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Information or in any Additional Information or caused by any omission or alleged omission to state in the Prospectus Information or any Additional Information, as applicable, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

Party B and the Depositor shall indemnify and hold harmless Party A and each of Party A's directors, officers and any person controlling Party A within the meaning of the Securities Act of 1933, as amended (collectively, each, an “indemnified party”), from and against any and all losses, claims, damages and liabilities (including reasonable legal fees and expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or caused by any omission or alleged omission to state in the Prospectus a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; provided, however, that neither Party B or the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made with respect to the Prospectus Information or any Additional Information.

Promptly after an indemnified party (“X”) under this Part 5(u) receives notice of the commencement of any such action, X will, if a claim in respect thereof is to be made pursuant to this Part 5(u), promptly notify the other party (“Y”) in writing of the commencement thereof.  In case any such action is brought against X, and it notifies Y of the commencement thereof, Y shall be entitled to appoint counsel of Y’s choice at Y's expense to represent X in any action for which indemnification is sought (in which case Y shall not thereafter be responsible for the fees and expenses of any separate counsel retained by X except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to X. Notwithstanding Y's election to appoint counsel to represent X in an action, X shall have the right to employ separate counsel (including local counsel), and Y shall bear the reasonable fees, costs and expenses of such separate counsel if (i) X shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Y and in the reasonable judgment of such counsel it is advisable for X to employ separate counsel, (ii) a conflict or potential conflict exists (based on advice of counsel to X) between the X and Y, (iii) Y shall not have employed counsel reasonably satisfactory to X to represent X within a reasonable time after notice of the institution of such action or (iv) Y shall authorize X to employ separate counsel at the expense of Y.  Y will not, without the prior written consent of X, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not X is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of X from all liability arising out of such claim, action, suit or proceeding.  X will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of Y, which consent shall not be unreasonably withheld.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Schedule to the Master Agreement on the respective dates specified below with effect from the date specified on the first page of this document.

CATERPILLAR FINANCIAL ASSET TRUST 2008-A, by BNYM (Delaware), not in its individual capacity but solely as Owner Trustee	BARCLAYS BANK PLC

By: /s/ Kristine K. Gullo                                                                                                                                                            By:  /s/Leelee Panno
Name: Kristine K. Gullo                                                                                                                                                            Name: Leelee Panno
Title:    Vice President                                                                                                                                                               Title:

Date:  April 29, 2008                                                                                                                                                                  Date:  April 29,  2008

Acknowledged and Accepted for the purposes of Part 5(u):

CATERPILLAR FINANCIAL FUNDING CORPORATION, as the Depositor

By: /s/ David A. Kacynski
Name: David A. Kacynski
Title:    Treasurer

Date:   April 29, 2008

[Signature Page to ISDA Schedule]

Execution Version

Elections and Variables

to the 1994 ISDA Credit Support Annex

to the Schedule to the ISDA Master Agreement dated as of April 29, 2008 between Party A and Party B

dated April 29, 2008

between
BARCLAYS BANK PLC,
a Public Limited Company organized under the laws of England and Wales
("Party A")

and

CATERPILLAR FINANCIAL ASSET TRUST 2008-A,
a Delaware Statutory Trust
("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced ISDA Master Agreement (this "Agreement"), is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraphs 1 - 12.  Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.

Paragraph 13.  Elections and Variables

a.	Security Interest for "Obligations." The term "Obligations" as used in this Annex includes the following additional obligations:

           With respect to Party A: None.

           With respect to Party B: None.

b.	Credit Support Obligations.

i.	Delivery Amount, Return Amount and Credit Support Amount.

1.
"Delivery Amount" has the meaning specified in Paragraph 3(a), except that the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date".

2.	"Return Amount" has the meaning specified in Paragraph 3(b).

3.	"Credit Support Amount" means the amount specified in (1), (2), (3) or (4) of this paragraph (C) below, except that if two or more amounts below apply, the higher amount:

(1) for any Valuation Date, if the Moody's First Rating Trigger Requirements apply to Party A, the following amount as determined by the Valuation Agent for such Valuation Date:  the greater of (a) zero and (b) the sum of (i) the Secured Party's Exposure for such date and (ii) the Notional Amount on such Valuation Date multiplied by the relevant percentage set forth below in this clause (1) under the heading "Posting Frequency (Weekly)".

Potential Increase of Mid-Market Valuation
Weighted Average Life of Hedge in Years	Posting Frequency (Weekly)
1	0.25%
2	0.50%
3	0.70%

(2) for any Valuation Date, if the Moody's Second Rating Trigger Requirements apply to Party A, the following amount as determined by the Valuation Agent for such Valuation Date:  the greatest of (a) zero, (b) the sum of (i) the Secured Party's Exposure for such date and (ii) the Notional Amount on such Valuation Date multiplied by the relevant percentage set forth below in this clause (2) under the heading "Posting Frequency (Weekly)" and (c) the amount owed by Party A on the next Floating Rate Payer Payment Date (as such term is defined in the Confirmation for all Transactions under this Agreement).

Potential Increase of Mid-Market Valuation
Weighted Average Life of Hedge in Years	Posting Frequency (Weekly)
1	0.60%
2	1.20%
3	1.70%
(3) for any Valuation Date, if the S&P First Rating Trigger occurs and the S&P Second Rating Trigger has not occurred, within 10 Local Business Days of such occurrence (or on the date of this Annex, if no Relevant Entity satisfies the S&P First Rating Thresholds as of the date of this Annex), Party A will post collateral in the following amount as determined by the Valuation Agent for such Valuation Date: the greater of (i) 100.0% of the Secured Party Exposure for such date and (ii) 0.

(4) for any Valuation Date, if the S&P Second Rating Trigger occurs, within 10 Local Business Days of such occurrence, Party A will post collateral in the following amount as determined by the Valuation Agent for such Valuation Date: the greater of (i) 125.0% of the Secured Party Exposure for such date and (ii) 0.

ii.	Eligible Collateral. The following items will qualify as "Eligible Collateral" (unless noted below) for Party A:

2

	The following Valuation Percentages will apply upon the occurrence of the respective event below:
	Moody's First Rating Trigger Requirements	Moody's Second Rating Trigger Requirements	S&P First Rating Trigger	S&P Second Rating Trigger
1. Cash in U.S. Dollars	100%	100%	100%	80%
2. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of not more than one year	100%	100%	98%	78.4%
3. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than one year but not more than 2 years	100%	99%	98%	78.4%
4. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 2 years but not more than 3 years	100%	98%	98%	78.4%
5. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 3 years but not more than 5 years	100%	97%	98%	78.4%
6. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 5 years but not more than 7 years	100%	95%	92.6%	74.1%
7. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 7 years but not more than 10 years	100%	94%	92.6%	74.1%
8. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 10 years but not more than 20 years	100%	89%	87.9%	70.3%
9. Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 20 years	100%	87%	84.6%	67.7%
10. Floating rate negotiable debt obligations issued by the U.S. Treasury Department	100%	99%	Not Eligible Collateral	Not Eligible Collateral
11. Fixed rate U.S. Agency Debentures having a remaining maturity of not more than one year	100%	99%	98%	78.4%
12. Fixed rate U.S. Agency Debentures having a remaining maturity of more than one year but not more than 2 years	100%	98%	98%	78.4%
13. Fixed rate U.S. Agency Debentures having a remaining maturity of more than 2 years but not more than 3 years	100%	97%	98%	78.4%
14. Fixed rate U.S. Agency Debentures having a remaining maturity of more than 3 years but not more than 5 years	100%	96%	98%	78.4%
15. Fixed rate U.S. Agency Debentures having a remaining maturity of more than 5 years but not more than 7 years	100%	94%	92.6%	74.1%
16. Fixed rate U.S. Agency Debentures having a remaining maturity of more than 7 years but not more than 10 years	100%	93%	92.6%	74.1%
17. Fixed rate U.S. Agency Debentures having a remaining maturity of more than 10 years but not more than 20 years	100%	88%	82.6%	66.1%
18. Fixed rate U.S. Agency Debentures having a remaining maturity of more than 20 years	100%	86%	77.9%	62.3%
19. Floating rate U.S. Agency Debentures	100%	98%	Not Eligible Collateral	Not Eligible Collateral
iii.	Amendments.

4

Notwithstanding the Valuation Percentages set forth in the preceding table, following the first Transfer of Eligible Collateral under this Annex, either the Pledgor or the Secured Party may, at the Pledgor’s expense, agree with the relevant Rating Agency (to the extent such Rating Agency is providing a rating for the Notes) to amend the Valuation Percentages in relation to the Eligible Collateral listed as (B) through (S) above, and upon such agreement (as evidenced in writing), such Valuation Percentages shall supersede those set forth in the preceding table.

iv.	Thresholds.

1.	"Independent Amount" means with respect to Party A: zero.

"Independent Amount" means with respect to Party B:  zero.

2.
"Threshold" means with respect to Party A:  Infinity; provided that for so long as (i) no Relevant Entity has the Moody's First Trigger Required Ratings and either (x) no Relevant Entity has had the Moody's First Trigger Required Ratings since this Annex was executed or (y) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the Moody's First Trigger Required Ratings, or (ii) (x) no Relevant Entity satisfies the S&P First Rating Trigger and either (x) no Relevant Entity has satisfied the S&P First Rating Trigger since this Annex was executed or (y) at least 10 Local Business Days have elapsed since the last time a Relevant Entity satisfied the S&P First Rating Trigger, the Threshold with respect to Party A shall be zero.

"Threshold" means with respect to Party B: infinity.

3.	"Minimum Transfer Amount" means U.S.$50,000.

4.	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of U.S.$10,000. The Return Amount will be rounded down to the nearest integral multiple of U.S.$10,000.

c.	Valuation and Timing.

(i)	"Valuation Agent" means Party A in all circumstances.

(ii)	"Valuation Date" means the first Local Business Day in each week.

(iii)
"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	"Value" has the meaning specified in Paragraph 12, except that clause (i) thereof will be replaced in its entirety with the following:

"(i) Eligible Collateral or Posted Collateral that is:

(A)	Cash, the amount thereof multiplied by the applicable Valuation Percentage but if more than one Valuation Percentage is applicable, the Valuation Percentage with the lowest percentage; and

(B)
a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage but if more than one Valuation Percentage is applicable, the Valuation Percentage with the lowest percentage;"

The term "Valuation Percentage" shall mean the percentage specified under each Rating Agency's name in the table in Paragraph 13(b)(ii).

(v)           "Notification Time" means 4:00 p.m., New York time, on a Local Business Day.

d.
Conditions Precedent and Secured Party's Rights and Remedies.  The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):  None.

e.	Substitution.

i.	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

ii.	Consent. Not applicable.

f.	Dispute Resolution.

i.	"Resolution Time" means 4:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

ii.
Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of the outstanding Posted Credit Support or of any transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated as follows:

5

(A)           with respect to any Eligible Credit Support or Posted Credit Support comprising securities ("Securities") the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and

(B)           with respect to any Cash, the amount thereof in U.S. dollars.

iii.	Alternative. The provisions of Paragraph 5 will apply.

g.	Holding and Using Posted Collateral.

i.
Eligibility to Hold Posted Collateral; Custodians. A Custodian of Party B will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(c) , provided that such Custodian satisfies the Custodian Required Rating Threshold.  Party B's Custodian is the Indenture Trustee for Party B. Initially, the Custodian for Party B is the U.S. Bank National Association.  If at any time the Custodian does not have credit ratings from S&P at least equal to the Custodian Required Rating Threshold, the Custodian must within 60 days obtain a replacement Custodian with credit ratings from S&P at least equal to the Custodian Required Rating Threshold.

"Custodian Required Rating Threshold" means, with respect to an entity, a short-term unsecured and unsubordinated debt rating from S&P of "A-1," or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

ii.	Use of Posted Collateral. Paragraph 6(c)(i) will not apply to the Party B but Paragraph 6(c)(ii) will apply to Party B.

iii.
Notice.  If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.

h.	Distributions and Interest Amount.

i.	Interest Rate. The "Interest Rate" will be the weighted average rate of interest earned by the Secured Party in respect of the portion of the Posted Credit Support comprised of cash.

6

ii.
Transfer of Interest Amount.  The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Credit Support in the form of cash is transferred to the Secured Party pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

iii.	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

iv.
"Distribution Date"  means, with respect to any Eligible Credit Support comprised in the Posted Credit Support other than cash, each date on which a holder of such Eligible Credit Support would have received Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

i.	Additional Representation(s).

There are no additional representations by either party.

j.	Other Eligible Support and Other Posted Support.

i.	"Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

ii.	"Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

k.	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(A)	shall be given to or made at the following addresses:

If to Party A: The addresses set forth in the Schedule.
If to Party B: The addresses set forth in the Schedule.

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

(A)
shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

l.	Addresses for Transfers.

Party A:

BARCLAYS BANK PLC NEW YORK
FEED: 026002574
Beneficiary:  BARCLAYS SWAPS
Beneficiary Account: 050-01922-8

Party B:  To be notified to Party A by Party B upon request by Party A.

m.	Other Provisions.

(i)           [Reserved]

(ii)	Costs of Transfer on Exchange

Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor pursuant to Paragraph 4(d).

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(iii)	Cumulative Rights

The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(iv)	Single Pledgor and Single Secured Party

For the avoidance of doubt Party A shall always be the Pledgor and Party B shall always be the Secured Party.

(v)	"Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(k) of the Schedule is deleted)" shall be inserted.

(iii)
Additional Defined Terms. Capitalized terms used but not defined in this Annex have the meanings assigned to them in the Agreement and the Schedule thereto. In the event of any inconsistency between the provisions of this Annex and the provisions in the Agreement or the Schedule thereto, this Annex will prevail.

(iv)	Transfer timing. Paragraph 4(b) shall be deleted and replaced with the following:

Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the close of business on a Local Business Day, then the relevant Transfer of Eligible Credit Support or Posted Credit Support (whether by the Pledgor pursuant to Paragraph 3(a) or by the Secured Party pursuant to Paragraph 3(b)) shall be made not later than the close of business on the next Local Business Day, provided that, in the case of any transfer of Posted Credit Support by the Secured Party pursuant to Paragraph 3(b), if the demand for the transfer of Posted Credit Support is received by the Secured Party after the Notification Time, then such transfer will be made not later than the close of business on the second Local Business Day thereafter.

(viii)
Limitation of Liability of Owner Trustee.  Notwithstanding anything contained in this Agreement to the contrary, this instrument (and any Confirmation pursuant to this instrument) has been or will be signed on behalf of Party B by BNYM (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of Party B and in no event will BNYM (Delaware) in its individual capacity or any beneficial owner of Party B have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder or under any such Confirmation, as to all of which recourse will be had solely to the assets of Party B.  For all purposes of this Agreement and any Confirmation, in the performance of any duties or obligations of Party B under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement; provided, however, that the foregoing will not relieve the Owner Trustee from any liability it might otherwise have under the Trust Agreement as a result of its gross negligence or willful misconduct.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

CATERPILLAR FINANCIAL ASSET TRUST 2008-A, by BNYM (Delaware), not in its individual capacity but solely as Owner Trustee	BARCLAYS BANK PLC

By: /s/ Kristine K. Gullo                                                                                                                                                       By:  Leelee Panno
Name: Kristine K. Gullo                                                                                                                                                        Name: Leelee Panno
Title:    Vice President                                                                                                                                                           Title:

[Signature Page to Credit Support Annex]

Execution Version

Date:                      April 29, 2008

To:                      CATERPILLAR FINANCIAL ASSET TRUST 2008-A
Contact:                      BNYM (Delaware)
Fax.:                      615-341-8596
Telephone:                      615-341-3204
Attention:                      Corporate Trust Administration

From:                      BARCLAYS BANK PLC
5 The North Colonnade
Canary Wharf  London E14 4BB
Facsimile:                      44(20) 777 36461
Phone:                                44(20) 777 36810

Re:                      CATERPILLAR FINANCIAL ASSET TRUST 2008-A
Reference No. 2366216B / 2366180B

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Swap Transaction entered into between Barclays Bank plc ("Party A") and Caterpillar Financial Asset Trust 2008-A ("Party B") on the Trade Date listed below (the "Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in (i) the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "ISDA Definitions") and (ii) the sale and servicing agreement, dated as of April 1, 2008 (the "SSA"), among Party B, Caterpillar Financial Funding Corporation and Caterpillar Financial Services Corporation, are incorporated into this Confirmation.  For these purposes, all references in the ISDA Definitions to a "Swap Transaction" will be deemed to apply to the Transaction referred to herein.  In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. Other capitalized terms used herein and not otherwise defined will have the meanings given them in the SSA.  In the event of any inconsistency between those terms and this Confirmation, this Confirmation will govern.

1.  This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of April 29, 2008 between you and us (as amended, supplemented, restated or otherwise modified from time to time, the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.  The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	Barclays Bank plc

Party B:	Caterpillar Financial Asset Trust 2008-A

Transaction Type:	Interest Rate Swap

Currency for Payment:	U.S. Dollars

Trade Date:	April 22, 2008

Effective Date:	April 29, 2008

Notional Amount:
For the Initial Calculation Period, the Notional Amount of this Transaction for purposes of calculating payments due by either party on the first Distribution Date (as defined in the SSA) will be USD $122,000,000. With respect to any subsequent Calculation Period, the Notional Amount will be the Outstanding Principal Amount of the Class A-2b Notes, after giving effect to all amounts distributed on the Distribution Date related to the previous Calculation Period, as stated on the Servicer's Report relating to such Distribution Date (the "Actual Balance").  With respect to any subsequent Calculation Period, Party B will inform Party A of the Notional Amount with respect to such Calculation Period promptly after, but in no event later than the third Business Day following, the Determination Date related to the previous Calculation Period using the Servicer's Report relating to such Determination Date.

Initial Calculation
Period:	With respect to the Fixed Payer Payment Amount: April 29, 2008 to, but excluding, May 25, 2008.

With respect to the Floating Rate Payer Payment Amount: April 29, 2008 to but excluding May 27, 2008.

Termination Date:	The earlier of December 27, 2010 and the date the aggregate Outstanding Principal Amount of the Class A-2b Notes has been reduced to zero.

Fixed Amounts

Fixed Rate Payer:	Party B.

                                Fixed Rate Payer
Payment Date:	Each Distribution Date commencing with the Distribution Date occurring in May 2008 and ending on the Termination Date, inclusive.

Fixed Rate Payer
Calculation Period:
In the case of the initial Fixed Rate Payer Payment Date, the period from, and including, April 29, 2008 to, but excluding, May 25, 2008, and for each Fixed Rate Payer Payment Date thereafter, the period from and including the 25th day of the calendar month preceding such Fixed Rate Payer Payment Date to, but excluding, the 25th day of the month in which such Fixed Rate Payer Payment Date occurs; No Adjustment.

Fixed Rate:	3.012%

                               Fixed Rate Day
                               Count Fraction:                                      For each Fixed Rate Payer Calculation Period, 30/360

Floating Amounts

Floating Rate Payer:                                      Party A.

Floating Rate Payer
Payment Dates:	Two Business Days prior to each Distribution Date commencing with the Distribution Date occurring in May 2008 and ending on the Termination Date, inclusive.

Floating Rate Payer
Calculation Period:
In the case of the initial Floating Rate Payer Payment Date, the period from, and including, April 29, 2008 to, but excluding, May 27, 2008, and for each Floating Rate Payer Payment Date thereafter, the period from and including the Distribution Date in the calendar month preceding such Floating Rate Payer Payment Date to, but excluding, the Distribution Date in the month in which such Floating Rate Payer Payment Date occurs.

Floating Rate for
Initial Calculation
Period:	2.88125%

Spread:	Inapplicable.

Floating Rate Option:                  USD-LIBOR-BBA.

Designated Maturity:	One month.

Floating Rate Day
Count Fraction:	For each Floating Rate Payer Calculation Period, Actual/360.

Reset Dates:	The first day of each Floating Rate Payer Calculation Period.

Business Days:                                      As defined in the SSA.

3.  Account Details

Payments to Party A:                          Barclays Bank plc New York
FEED: 026002574
Beneficiary:  BARCLAYS SWAPS
Beneficiary Account: 050-01922-8

Payments to Party B:                           U.S. Bank National Association
ABA 091000022
Credit: U.S. Bank Trust/Structured Finance
A/C 173103322058
REF:  Caterpillar Financial Asset Trust 2008-A #123072001

Party A Operations Contact:       Barclays Bank plc
5 The North Colonnade
Canary Wharf  London E14 4BB
Facsimile:                      44(20) 777 36461
Phone:                           44(20) 777 36810

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Party B Operations Contact:              BNYM (Delaware)
White Clay Center, Route 273
Newark, Delaware 19711
Telephone:         302-283-8905
Fax:                      302-453-4400
Attention:           Corporate Trust Administration
With a copy to:

Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, TN  37203-0001
Fax:                      615-341-8596
Telephone:         615-341-3204
Re:                      Caterpillar Financial Asset Trust 2008-A

Limitation of Liability of Owner Trustee.  Notwithstanding anything contained in this Confirmation to the contrary, this instrument has been or will be signed on behalf of Party B by BNYM (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of Party B and in no event will BNYM (Delaware) in its individual capacity or any beneficial owner of Party B have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, as to all of which recourse will be had solely to the assets of Party B. For all purposes of this Confirmation, in the performance of any duties or obligations of Party B under this Confirmation, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement; provided, however, that the foregoing will not relieve the Owner Trustee from any liability it might otherwise have under the Trust Agreement as a result of its gross negligence or willful misconduct.

[SIGNATURE PAGE FOLLOWS]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

CATERPILLAR FINANCIAL ASSET TRUST 2008-A,

By:	BNYM (Delaware), not in its individual capacity but solely as Owner Trustee

By: /s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

BARCLAYS BANK PLC

By:	/s/ Shain Kalmanowitz
Name: Shain Kalmanowitz
Title: Authorized Signatory

[Signature Page to Confirmation with Trust – Class A-2b Notes]

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